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                                                                      Exhibit 21

                 SUBSIDIARIES OF SUN COMMUNITY BANCORP LIMITED

SUBSIDIARY                              JURISDICTION
----------                              ------------

Bank of Tucson                          Arizona
Valley First Community Bank             Arizona
Camelback Community Bank                Arizona
Southern Arizona Community Bank         Arizona
Mesa Bank                               Arizona
Sunrise Bank of Arizona                 Arizona
Sun Community Mortgage Company          Arizona
East Valley Community Bank              Arizona